UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

Northfield Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 23, 2008
Dear Fellow Stockholder:
     We cordially invite you to attend the 2008 Annual Meeting of Stockholders of Northfield Bancorp, Inc., the parent company of Northfield Bank. The Annual Meeting will be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314, at 10:00 a.m., local time, on May 28, 2008.
     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we also will report on the operations of Northfield Bancorp, Inc.
     The business to be conducted at the Annual Meeting includes the election of three directors and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2008.
     Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of Northfield Bancorp, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.
     Also enclosed for your review is our Annual Report on Form 10-K for the year ended December 31, 2007, which contains detailed information concerning our activities and operating performance. On behalf of the Board of Directors, please take a moment now to complete, sign, date, and return the proxy card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

John W. Alexander
Chairman of the Board, President and Chief Executive Officer

2008 ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 28, 2008
REVOCATION OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE COMPENSATION
AUDIT-RELATED MATTERS
PROPOSAL I — ELECTION OF DIRECTORS
PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER INFORMATION

NORTHFIELD BANCORP, INC.
1410 St. Georges Avenue
Avenel, New Jersey 07001
(732) 499-7200
NOTICE OF
2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 28, 2008
     Notice is hereby given that the 2008 Annual Meeting of Stockholders of Northfield Bancorp, Inc. will be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314, at 10:00 a.m., local time, on May 28, 2008.
     A Proxy Card and a Proxy Statement for the Meeting are enclosed.
     The Meeting is for the purpose of considering and acting upon:
1.	The election of three directors;

2.	The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2008; and
such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.
     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on April 10, 2008, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.
     EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING, WITH THE SECRETARY OF NORTHFIELD BANCORP, INC., A WRITTEN REVOCATION, OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors

Madeline G. Frank
Senior Vice President, Corporate Secretary

Avenel, New Jersey
April 23, 2008

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement
NORTHFIELD BANCORP, INC.
1410 St. Georges Avenue
Avenel, New Jersey 07001
(732) 499-7200
2008 ANNUAL MEETING OF STOCKHOLDERS
May 28, 2008
     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northfield Bancorp, Inc. to be used at the 2008 Annual Meeting of Stockholders of Northfield Bancorp, Inc. (the “Company”), which will be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314, at 10:00 a.m., local time, on May 28, 2008, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 24, 2008.
REVOCATION OF PROXIES
     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by signing and returning your Proxy Card to Northfield Bancorp, Inc. Proxies we receive that are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.
     Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Northfield Bancorp, Inc., Madeline G. Frank, at the address shown above, or by returning a duly executed proxy bearing a later date by mail as described on your Proxy Card. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
     Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on April 10, 2008, are entitled to one vote for each share then held. As of April 10, 2008, there were 44,803,061 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.
     As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.
     As to the ratification of KPMG LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required for the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2008. Shares as to which the “ABSTAIN” box has been selected on the proxy card will be counted as shares represented and entitled to vote and will have the same effect as a vote against the matter. Broker non-votes are not considered represented at the annual meeting and entitled to vote on the matter.

     Our management anticipates that Northfield Bancorp, MHC, our majority stockholder, will vote all of its shares in favor of all the matters set forth above. If Northfield Bancorp, MHC votes all of its shares in favor of each proposal, the approval of each proposal would be assured.
     Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of April 10, 2008, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding

Northfield Bancorp, MHC	24,641,684	55.00%
1731 Victory Boulevard Staten Island, New York 10314

Northfield Bancorp, MHC,	25,141,279	56.12%
and all directors and executive officers of Northfield Bancorp, Inc. and Northfield Bank as a group (14 directors and executive officers) (2)

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	Includes shares of common stock held by Northfield Bancorp, MHC, of which our directors are also trustees. Excluding shares of common stock held by Northfield Bancorp, MHC, directors and executive officers beneficially owned 499,595 shares of common stock, or 1.12% of the outstanding shares.
CORPORATE GOVERNANCE AND BOARD MATTERS
Board of Directors, Meetings, and Standing Committees
There are currently ten members of the Board of Directors:

John W. Alexander	John P. Connors, Jr.
Stanley A. Applebaum	John J. DePierro
John R. Bowen	Susan Lamberti
Annette Catino	Albert J. Regen
Gil Chapman	Patrick E. Scura, Jr.
     The Board of Directors affirmatively determines the independence of each director in accordance with Nasdaq Stock Market rules, which include all elements of independence as set forth in the listing requirements for Nasdaq securities. Based on these standards, the Board of Directors has determined that each of the following non-employee directors is independent of Northfield Bancorp, Inc.:

Annette Catino
Gil Chapman
John J. DePierro
Susan Lamberti
Patrick E. Scura, Jr.
     We rely on Nasdaq’s “Controlled Company” exemption from the independence requirements with respect to having a majority of independent directors on our Board of Directors. We are a “Controlled Company” because Northfield Bancorp, MHC owns a majority of our outstanding shares of common stock.

     The business of Northfield Bancorp, Inc. is conducted at regular and special meetings of the full Board and its standing committees. In addition, our independent directors periodically meet in executive sessions. The standing committees of the Board consist of the Nominating and Corporate Governance, Audit, Compensation, Asset Liability Management, and Compliance.
     During the year ended December 31, 2007, the Board of Directors met 18 times, consisting of 12 regular meetings and six special meetings. The primary purpose of the special meetings was to discuss and approve matters related to the initial public offering of Northfield Bancorp, Inc., which was completed on November 7, 2007.
     No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which she or he has been a director); and (ii) the total number of meetings held by all committees of the Board on which she or he served (during the periods that she or he served). The duties and responsibilities of the Board’s standing committees are as follows:
     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Directors DePierro, who serves as Chairman, Catino, and Lamberti. Each member of the Nominating and Corporate Governance Committee is considered “independent” as set forth in the listing requirements for Nasdaq securities. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available at our website at www.eNorthfield.com. The Nominating and Corporate Governance Committee met three times during the year ended December 31, 2007.
     The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in implementing policies and practices related to corporate governance, including:
•	reviewing and monitoring our compliance with our Corporate Governance Principles, Code of Conduct and Ethics for Employees, Officers and Directors, and Code of Conduct and Ethics for Senior Financial Officers;

•	periodically evaluating the size, composition, and independence of the Board of Directors (and its committees);

•	evaluating individuals to be considered for Board service;

•	recommending director nominees to the Board for the next annual meeting of stockholders;

•	overseeing the process to assess Board and committee effectiveness;

•	making recommendations to the Board with respect to committee assignments; and,

•	in consultation with the Compensation Committee, reviewing and recommending director compensation.
     The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so. The Nominating and Corporate Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:
•	the highest personal and professional ethics and integrity and whose values are compatible with our values;

•	experience and achievements that have given them the ability to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	a commitment to the communities in which we operate and/or is actively engaged in community activities;

•	involvement in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and

•	the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.
     The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards.
     Audit Committee. The Audit Committee consists of Directors Scura, who serves as Chairman, Catino, Chapman, and Lamberti. Each member of the Audit Committee is “independent” as set forth in the listing requirements for Nasdaq securities and under Securities and Exchange Commission Rule 10A-3. The Board of Directors has determined that Director Scura qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Information with respect to the experience of Director Scura is included in “Proposal I — Election of Directors.” Our Board of Directors has adopted a written charter for the Audit Committee, which is available at our website at www.eNorthfield.com. The Audit Committee met 13 times during the year ended December 31, 2007.
     The duties and responsibilities of the Audit Committee include, among other things:
•	monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements and systems of internal controls;

•	monitoring and overseeing the independence and performance of our external auditors, internal auditors and outsourced internal audit consultants;

•	facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and

•	maintaining oversight of the external auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors.
     Compensation Committee. Each member of the Compensation Committee is “independent” as set forth in the listing requirements for Nasdaq securities. The current members of the Compensation Committee consist of Directors Catino, who serves as Chairman, Chapman, DePierro, and Scura. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available at our website at www.enorthfield.com. The Compensation Committee met 11 times during the year ended December 31, 2007.
     The duties and responsibilities of the Compensation Committee include, among other things:
•	reviewing evaluating and recommending objectives relevant to the Chief Executive Officer’s compensation; evaluating the Chief Executive Officer’s performance relative to established goals; and reviewing, evaluating and recommending to the Board the Chief Executive Officer’s compensation;

•	reviewing, evaluating and recommending, in consultation with the Chief Executive Officer, goals relevant to the compensation of our other executive management; and reviewing such officers’

performance in light of these goals and recommending to the Board such officers’ compensation based on this evaluation;
•	establishing and administering our incentive cash compensation program for executive management;

•	reviewing, evaluating and recommending, in consultation with the Nominating and Corporate Governance Committee, the compensation to be paid to our directors and to directors of our affiliates for their service on the Board;

•	reviewing, evaluating and recommending the terms of employment and severance agreements and arrangements for executive management, including any change of control and indemnification provisions, as well as other compensatory arrangements and perquisite programs for executive management; and

•	reviewing and approving changes in our qualified benefit plans that result in a material change in costs or the benefit levels provided and changes in a plan trustee, administrator, or service provider.
     Other Committees. The Board of Directors also maintains an Asset Liability Management Committee and a Compliance Committee. The purpose of the Asset Liability Management Committee is to assist the Board of Directors in establishing parameters for investments and loan underwriting, overseeing funding needs and sources, and capital initiatives. The Asset Liability Management Committee’s responsibilities also include reviewing and monitoring the Company’s strategic planning process and annual budgeting process. The Asset Liability Management Committee met four times during the year ended December 31, 2007.
     The purpose and responsibilities of the Compliance Committee include overseeing our compliance program, assessing the adequacy of compliance controls and internal compliance monitoring, assessing the effectiveness of management policies, procedures, and practices relating to compliance, and advising the Board of Directors as to the status of our compliance program and ongoing developments relating to compliance matters. The Compliance Committee met ten times during the year ended December 31, 2007.
Director Compensation
     On an annual basis, director compensation is reviewed by the Compensation Committee, in consultation with the Nominating and Corporate Governance Committee. The Compensation Committee considers, among other things, the size and complexity of the Company, as well as the responsibilities, marketplace availability of necessary skill sets, and the time commitment necessary for the Board, its committees, and its committee chairs, to adequately discharge their oversight role and responsibilities. The Compensation Committee utilizes available survey data and the assistance of a third-party compensation consultant, regarding director compensation at other comparable financial institutions as part of this process.
     In 2007, the Compensation Committee utilized a third-party compensation consultant to assist the Committee in its evaluation of the components and competitiveness of the Company’s director compensation. Based upon this evaluation, the Committee concluded that the components and level of director compensation for 2007 were competitive and no change to 2007 director compensation was deemed necessary. The Compensation Committee also recommended no change to cash compensation for 2008. Directors who are also employees of the Company receive no additional compensation for service as a director.

     The following table sets forth the Director and committee fee structure for the Board and its standing committees (all of which were due and payable in cash) for the year ended December 31, 2007. Attendance fees, and one-fourth of any annual retainer, are paid on a quarterly basis, in arrears, unless a director elects to have such fees or a portion thereof, deferred under our non-qualified deferred compensation plan, described below.

		Nominating and
	Board	Corporate	Compensation	Audit
	of Directors	Governance	Committee	Committee
Annual Retainer	$30,000	—	—	—
Annual Retainer-Chair	—	$3,000	$4,000	$6,000
Per Meeting Attendance Fee	$1,250	$850	$850	$1,250
All other committees of the Board receive, in cash, an $850 per meeting attendance fee and an annual committee chair retainer of $3,000.
     The following table sets forth for the year ended December 31, 2007, certain information as to the total remuneration we paid our directors. Mr. Alexander does not receive separate compensation for his service as a director. The “Non-equity incentive plan compensation,” “Stock awards,” “Option awards,” “Change in pension value and nonqualified deferred compensation earnings” and “All other compensation” columns have been omitted from the table because no director earned any compensation during the year ended December 31, 2007, of a type required to be disclosed in those columns.

Director Compensation Table For the Year Ended December 31, 2007
	Fees earned or paid
Name	in cash ($)	Total ($)
Stanley A. Applebaum (1)	59,750	59,750
John R. Bowen	65,400	65,400
Annette Catino	81,150	81,150
Gil Chapman	74,350	74,350
John P. Connors, Jr. (1)	59,350	59,350
John J. DePierro	74,150	74,150
Susan Lamberti	66,300	66,300
Albert J. Regen	61,900	61,900
Patrick E. Scura, Jr.	82,250	82,250

(1)	During 2007, Messrs. Applebaum and Connors provided legal services to or for the benefit of Northfield Bank. See “Transactions With Certain Related Persons” for a discussion of fees received for legal services provided in 2007.
Transactions With Certain Related Persons
     Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Northfield Bank to our executive officers and directors in compliance with federal banking regulations.
     The aggregate amount of our outstanding loans to our executive officers and directors and their related entities was $1.2 million at December 31, 2007. All of such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Northfield Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. These loans were performing according to their original terms at December 31, 2007, and were made in compliance with federal banking regulations.

     Other Transactions. Stanley A. Applebaum and John P. Connors, Jr., in addition to their duties as trustees of Northfield Bancorp, MHC, and directors of Northfield Bancorp, Inc. and Northfield Bank, are practicing attorneys who perform legal work directly for or on behalf of Northfield Bank. During the year ended December 31, 2007, Mr. Applebaum and Mr. Connors received fees, either directly from Northfield Bank, or from our customers in connection with transactions with Northfield Bank, in the amounts of approximately $120,000 and $74,000, respectively. The Board of Directors authorizes the transactions each year, and the Compensation Committee of the Board of Directors reviews a summary of the services performed and the total fees paid for services on an annual basis. All transactions with Mr. Applebaum and Mr. Connors are in the ordinary course of business, and the terms and fees are considered to be consistent with those prevailing at the time for comparable transactions with other persons.
Attendance at Annual Meetings of Stockholders
     Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that Directors will attend these meetings absent unavoidable scheduling conflicts. The 2008 Annual Meeting of Stockholders is our first annual meeting as a public company.
Codes of Conduct and Ethics
     We have adopted a Code of Conduct and Ethics for Senior Financial Officers that is applicable to our chief executive officer, chief financial officer, and controller. The Code of Conduct and Ethics for Senior Financial Officers is available on our website at www.eNorthfield.com. Amendments and waivers from the Code of Conduct and Ethics for Senior Financial Officers will be disclosed in the manner required by applicable law, rule or listing standard.
     We also adopted a Code of Conduct and Ethics that is applicable to all employees, officers and directors which is available on our website at www.eNorthfield.com. Employees, officers, and directors acknowledge, annually, that they will comply with all aspects of the Code of Conduct and Ethics for Employees, Officers and Directors.
Stockholder Communications
     Stockholder Proposals. In order to be eligible for inclusion in our proxy materials for our 2009 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 1410 St. Georges Avenue, Avenel, New Jersey 07001, no later than December 23, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
      Advanced Notice of Business to be Conducted at an Annual Meeting of Stockholders. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than 30 days in advance of such meeting, subject to certain exceptions) by the Corporate Secretary of Northfield Bancorp, Inc.
     Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
     The 2009 annual meeting of stockholders is expected to be held May 27, 2009. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us by April 27, 2009. If notice is received after April 27, 2009, it will be considered untimely, and we will not be required to present the matter at the stockholders’ meeting.
     Procedures for the Recommendation of Director Nominees by Stockholders. In September 2007, in connection with our becoming a public company, the Nominating and Corporate Governance Committee adopted procedures for the submission of recommendations for director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for Director by writing to us at 1410 St. Georges Avenue, Avenel, New Jersey 07001, Attention: Corporate Secretary. The Corporate Secretary must receive a submission for consideration for the 2009 Annual Meeting of Stockholders no later than November 23, 2008.
     The submission must include the following information:
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•	the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and Northfield Bancorp, Inc. and its affiliates;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Northfield Bancorp, Inc. or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.
     A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.
     Stockholder Communications with the Board. A stockholder of Northfield Bancorp, Inc. who wants to communicate with the Board of Directors or with any individual director can write to us at 1410 St. Georges Avenue, Avenel, New Jersey 07001, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:
•	forward the communication to the director or directors to whom it is addressed; or

•	attempt to handle the inquiry directly, or forward the communication for response by another employee of Northfield Bancorp, Inc. For example, a request for information about us on a stock-related matter may be forwarded to our Director of Corporate Governance; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

     The Corporate Secretary will make those communications that were not forwarded available to the Directors on request.
EXECUTIVE COMPENSATION
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” included in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement. The members of the Compensation Committee are: Annette Catino, who serves as Chairman; Gil Chapman; John J. DePierro; and Patrick E. Scura.
Compensation Discussion and Analysis
     This discussion and analysis addresses compensation for 2007 for our named executive officers: John W. Alexander, Chairman, President and Chief Executive Officer; Steven M. Klein, Executive Vice President and Chief Financial Officer; Kenneth J. Doherty, Executive Vice President and Chief Lending Officer; Michael J. Widmer, Executive Vice President of Operations; and Madeline G. Frank, Senior Vice President and Corporate Secretary. These five executives are referred to in this discussion as the “Named Executive Officers.”
     Role of the Compensation Committee. The Compensation Committee of the Board of Directors is responsible for overseeing and making recommendations to the full Board of Directors with respect to the compensation of the Named Executive Officers, including the Chief Executive Officer. As part of these duties, the Committee administers the Company’s cash incentive compensation plan and conducts an annual performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of the other Named Executive Officers. The Board of Directors has ultimate authority to ratify the compensation of all Named Executive Officers, including the Chief Executive Officer.
     The Compensation Committee also reviews, oversees, and approves the management and implementation of Northfield Bank’s employee benefit plans. The Committee has a formal charter that describes the Committee’s scope of authority and its duties.
     The Compensation Committee consists of four Directors, all of whom are “independent” as set forth in the listing requirements for Nasdaq securities. The Nominating and Corporate Governance Committee of the Board of Directors evaluates the independence of Committee members at least annually, using the standards contained in Rule 4200. This evaluation, and the determination that each member of the Committee is independent, was most recently made in March 2008.
     Role of Executives in Committee Activities. The executive officers who serve as a resource to the Compensation Committee are the Chief Executive Officer, the Chief Financial Officer, and the Director of Human Resources. Executives provide the Compensation Committee with input regarding Northfield Bank’s employee compensation philosophy, processes, and decisions for employees other than Named Executive Officers. This communication assists in the design and alignment of incentive programs throughout the Company. In addition to providing factual information such as company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations, and otherwise supply information to assist the Compensation Committee. The Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year. At the request of the Compensation Committee, the Chief Financial Officer communicates directly with third-party consultants, providing third-party consultants with Company-specific data and information, and assisting in the evaluation of the estimated financial impact regarding any proposed changes to the various components of compensation.
     Executives participate in Committee activities purely in an informational and advisory capacity and have no vote in the Committee’s decision-making process. The Chief Executive Officer and Chief Financial Officer do

not attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is being determined. No executive officer other than the Chief Executive Officer attends those portions of Compensation Committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined. In addition, the Compensation Committee meets in executive session as appropriate.
     Use of Consultants. The Compensation Committee periodically engages independent compensation consultants to assist it in the compensation process for Named Executive Officers. The consultants are retained by and report directly to the Compensation Committee. The Compensation Committee places no restrictions on consultants within the scope of contracted services and such consultants are not engaged by management for any purpose. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies. The consultants also provide proxy statement and survey data, and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary and cash incentives from the comparison group proxy statement and survey data. The Committee engaged the firm of Mercer Human Resource Consulting LLC to serve as its independent compensation consultant in 2006 to assist the Committee in determining the Named Executive Officers’ salary and cash incentive targets for 2007.
     In the second quarter of 2007, in consideration of the Company’s announced initial public offering, the Compensation Committee reassessed the Company’s consulting requirements, and interviewed independent third-party compensation consultant candidates. Based upon the Committee’s evaluation of, among other things, the candidates’ experience with public companies, especially initial public offerings of holding companies that were mutually owned, available consultant resources, and Company time requirements, the Compensation Committee engaged the firm of Pearl Meyer & Partners to evaluate the Company’s compensation program for Named Executive Officers, including 2007 base salary and cash incentive compensation previously established by the Compensation Committee.
     Compensation Objectives and Philosophy. The overall objectives of the Company’s compensation program are to retain, motivate, and reward employees and officers (including the Named Executive Officers) for performance, and to provide competitive compensation to attract talent to the Company. The methods used to achieve these goals for Named Executive Officers are strongly influenced by the compensation and employment practices of our competitors within the financial services industry, and elsewhere in the marketplace, for executive talent. Other considerations include each Named Executive Officer’s individual performance directed towards attainment of corporate goals, including both financial and non-financial goals.
     Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of our Company. The creation of long-term value is highly dependent on the development and effective execution of our business strategy by our executive officers.
     Factors that influence the design of our executive compensation program include consideration that:
•	we operate in a highly regulated industry. We value industry-specific experience that promotes a safe and sound operation of Northfield Bank;

•	we value executives with sufficient experience in our markets relating to the behavior of our customers, products, and investments in various phases of the economic cycle;

•	we operate in interest rate and credit markets that are often volatile. We value disciplined decision-making that respects our business plan but adapts quickly to change; and

•	we value the retention and development of performing incumbent executives. Recruitment of executives can have substantial monetary costs, unpredictable outcomes, and a disruptive effect on our operations.

     Our current compensation program for our Named Executive Officers includes two key components. The first component is base salary, which is designed to provide a reasonable level of predictable income commensurate with market standards of the position held. The second component is annual cash incentives, which are shorter-term in nature and are designed to motivate our executives to meet or exceed annual performance goals that are detailed in our cash incentive plan and focused on the strategic objectives of the Company. The Compensation Committee also reviews benefits and perquisites provided to the Named Executive Officers to ensure that such benefits and perquisites are competitive and appropriate for the role and responsibilities of the Named Executive Officers.
     Prior to the completion of the Company’s stock offering in November 2007, the Company was mutually owned and subject to certain limitations on the components of compensation. The Company did not have available equity compensation and the components of cash compensation were restricted by Northfield Bank’s state banking regulator. Prior to Northfield Bank converting to a federally-chartered savings bank in November 2007, cash incentive compensation was limited to 25% of base salary for bank employees who also served on the Board of Directors. The Company’s Chief Executive Officer was subject to this limitation. The Compensation Committee sought to align the cash incentive award plan for Named Executive Officers and worked within this limitation for all other Named Executive Officers in 2007.
     Assembling the Components of 2007 Compensation. The Compensation Committee analyzes the level and relative mix of each of the principal components (base salary and annual cash incentives) of the compensation program for Named Executive Officers. The Chief Executive Officer also makes recommendations to the Committee relating to compensation to be paid to the Named Executive Officers other than himself. Based on this analysis, the Compensation Committee approves and the full Board of Directors ratifies each Named Executive Officer’s compensation.
     The Compensation Committee seeks to create what it believes is an appropriate mix of base salary and short-term annual cash incentives in delivering the Named Executive Officers’ total cash compensation. These components are evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements and from market survey data.
     Base salary is designed to provide a reasonable level of predictable income commensurate with market standards of the position held adjusted for specific job responsibilities assigned, individual experience, and demonstrated performance. Named Executive Officers are eligible for periodic adjustments in their base salary as a result of individual performance or significant changes in their duties and responsibilities. The Compensation Committee annually reviews and approves any base salary changes for Named Executive Officers, including our Chief Executive Officer.
     In the fourth quarter of 2006, the Compensation Committee evaluated the total cash compensation of our Chief Executive Officer and other Named Executive Officers. The Compensation Committee reviewed peer proxy and survey data provided by Mercer Human Resource Consulting LLC and formulated a recommendation for the base salary for each Named Executive Officer’s compensation in relation to that information. For 2007, the total cash compensation for the Named Executive Officers was targeted using approximately the 65th percentile of the peer proxy and survey data. This target was established based on the recent financial performance of Northfield Bank, each Named Executive Officer’s estimated value in the marketplace, and the Committee’s view of each Named Executive Officers’ critical role in the future success of the Company. Deviations from the 65th percentile target are reflective of an executive’s experience and specific responsibilities in our organization. No adjustments were made from the 65th percentile total cash compensation targets for Mr. Alexander, Mr. Klein, Mr. Doherty, and Ms. Frank. Mr. Widmer’s total targeted cash compensation was increased by approximately 15% from the 65th percentile target in consideration of his role and responsibilities in the Company.

     In the second quarter of 2006, the Compensation Committee selected the following companies for use in benchmarking Mr. Alexander’s (and the other Named Executive Officers’) 2007 compensation package:

Capital Crossing Bank	Provident New York Bancorp
Center Bancorp, Inc.	State Bancorp, Inc.
Century Bancorp, Inc.	Sterling Financial Corporation
Dime Community Bancshares, Inc.	Suffolk Bancorp
Flushing Financial Corporation	The First of Long Island Corporation
Intervest Bancshares Corporation	TrustCo Bank Corp NY
OceanFirst Financial Corp, Inc.	Westfield Financial, Inc.
PennFed Financial Services, Inc.
     The companies in this group are all in the financial services industry. They were selected primarily on the basis of asset size, geography, and product and service offerings. Compensation information for companies included in the proxy peer group was obtained by Mercer Human Resource Consulting LLC by reviewing publicly available proxy statements and other relevant filings made with securities regulatory authorities.
     Based upon the peer proxy and survey data, the Compensation Committee targeted 2007 total cash compensation for Mr. Alexander, Mr. Klein, Mr. Doherty, Mr. Widmer and Ms. Frank at $900,000, $360,000, $336,000, $264,000, and $204,000, respectively. The Compensation Committee then evaluated the mix of total cash compensation between base salary and incentive compensation. As a mutual organization competing against public companies for executive talent, and working within the 25% maximum limitation established on incentive cash compensation as a percentage of base salary, the Compensation Committee placed greater focus on base salary to motivate and retain executive talent. For 2007, the Compensation Committee set the cash incentive compensation target at 20% of base salary for each Named Executive Officer.
     Based upon the 20% incentive cash compensation target, the Compensation Committee established the 2007 base salaries of Mr. Alexander, Mr. Klein, Mr. Doherty, Mr. Widmer, and Ms. Frank at $750,000, $300,000, $280,000, $220,000, and $170,000, respectively. The 2007 base salaries represented a percentage increase of 11%, 45%, 32%, 25%, and 9%, respectively, from the 2006 base salary levels. The percentage increases in 2007 base salaries were primarily a function of the Company’s adjustment to current market cash compensation levels based upon peer proxy and survey data, and the limitation of the percentage of total cash compensation that could be in the form of incentive compensation.
     The process of assembling target total cash compensation packages for the Named Executive Officers is forward-looking in nature. The at-risk annual incentive cash award component is based on the expectation that target levels of performance will be achieved over the following year. Actual performance over the applicable measurement period may exceed or fall short of the targets resulting in the Named Executive Officer receiving an annual incentive cash award that is above or below the initial targeted level. Annual incentive cash awards granted in prior years are not taken into account by the Compensation Committee in the process of setting incentive compensation targets for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of at-risk compensation. If current-year awards were increased to make up for below-target performance in prior years or decreased to account for above-target performance in prior years, the Committee would be diluting or eliminating the link between performance and reward.
     The Compensation Committee considers, but does not give undue weight to, the tax treatment of each component of compensation. Under Section 162(m) of the Internal Revenue Code, annual compensation paid to a Named Executive Officer is not deductible if it exceeds $1 million unless it qualifies as “performance-based compensation” as defined in the Internal Revenue Code and related tax regulations. Base salary is not a form of performance-based compensation. Many fringe benefits and perquisites also do not qualify as performance-based compensation. Annual incentive cash awards may qualify as a form of performance-based compensation under the income tax regulations. In 2007 and for prior years, as a mutual organization, we have not been subject to tax deduction limitations under Section 162(m).
     In the second quarter of 2007, in connection with the adoption of the Company’s stock issuance plan, the Compensation Committee engaged Pearl Meyer & Partners to assist it in evaluating its executive compensation program. Based upon this evaluation, which included a review of updated peer proxy and survey data provided by Pearl Meyer & Partners, the Compensation Committee recommended to the Board of Directors that our current compensation program and related base salary compensation levels remain unchanged for all Named Executive Officers until equity benefit plans, other than the Employee Stock Ownership Plan, are evaluated.
     The Compensation Committee also reviewed the 2007 cash incentive compensation targets previously established in 2006, and reduced the targeted cash incentive award from 20% of base salary to 10% of base salary, for each Named Executive Officer. The target was reduced based upon current proxy and survey data, the Compensation Committee’s objective of managing total cash compensation, and the recognition of potential future equity awards. Of the total targeted 10% cash incentive award, 70% (i.e., 7% of base salary) was a “base award” which would be earned based upon the achievement of a Company-wide performance measure. In consideration of the Company’s stock offering and the effort and time necessary to effectively deploy the Company’s capital, the Compensation Committee established the achievement of at least 90% of budgeted net income, as approved by the Board of Directors, as the Company-wide performance measure for determining payment of the “base award.”
     For purposes of the “individual awards,” each Named Executive Officer, including the Chief Executive Officer, was also evaluated on several individual performance measures set by the Compensation Committee that relate to the strategic business objectives of the Company. The degree to which a Named Executive Officer satisfied these individualized measures was taken into account in determining the amount to be paid out to that executive as an “individual award.” The remaining 30% of the total targeted 10% cash award (i.e., 3% of base salary) was established as an “individual award” target for 2007 for each Named Executive Officer.
     For purposes of the “individual awards,” the primary goals for Mr. Alexander and the other Named Executive Officers were: successful removal of the regulatory agreement entered into with the Federal Deposit Insurance Corporation and the New York State Banking Department; successful completion of the stock issuance plan; and formalization of a strategic business plan. The degree to which Mr. Alexander and the other Named Executive Officers satisfied these individualized measures was taken into account in determining the amount to be paid out as their “individual award.”
     After the conclusion of the year, actual performance was evaluated against the Company-wide performance measure. The results of that comparison were used to calculate the amount of “base award” earned. The Chief Executive Officer may suggest that the Committee consider adjustments to reported earnings that are designed to eliminate the effects of extraordinary or unusual events. Some events for which these kinds of adjustments are made do recur from time to time, but are nevertheless considered to be extraneous to the conduct of normal day-to-day banking business.
     In February 2008, the Compensation Committee evaluated achievement of the “base award” criteria of net income of at least 90% of budgeted net income, as approved by the Board of Directors. The Compensation Committee eliminated the effect of the initial public offering on the reported financial results and certain income tax items, primarily related to the completion of a tax audit by the state of New York. Based on the Company’s 2007 performance, the specified performance target measure was achieved and the Compensation Committee determined that the “base award” was earned by Mr. Alexander and the other Named Executive Officers.
     Mr. Alexander’s attainment of his individual goals and the other Named Executive Officers’ attainment of their individual goals was evaluated by the Compensation Committee in its annual evaluation of each Named Executive Officer’s performance, and in February 2008, the Compensation Committee concluded that Mr. Alexander and the other Named Executive Officers had substantially achieved each of their individual performance goals and determined that the full “individual award” was earned by Mr. Alexander and each of the other Named Executive Officers.
     All Compensation Committee actions taken with respect to Mr. Alexander’s and the other Named Executive Officers’ compensation are reviewed and ratified by the full Board of Directors. The Committee’s recommendations regarding Mr. Alexander’s and each of the other Named Executive Officer’s 2007 base salary were approved by the full Board of Directors in December 2006. The Committee’s approval of the annual incentive cash awards for Mr. Alexander and each of the other Named Executive Officers was ratified by the full Board of Directors in February 2008.

     We also provide to our Named Executive Officers certain broad-based benefits available to all qualifying employees of the Company, as well as fringe benefits and perquisites, and restoration and other termination benefits, not generally available to all qualifying employees of the Company.
     The following summarizes the significant broad-based benefits in which the Named Executive Officers were eligible to participate in 2007:
•	a defined contribution 401(k) retirement plan and discretionary profit-sharing plan;

•	an employee stock ownership plan;

•	medical coverage (all employees share between 20% to 30% of the cost, depending on their elections);

•	pre-tax health and dependent care spending accounts; and

•	group life insurance coverage (death benefit capped at $750,000, with the value of the death benefit over $50,000 being reported as taxable income to all employees).
     Upon completion of the initial public offering on November 7, 2007, the Northfield Bank Employee Stock Ownership Plan (the “ESOP”) was established effective January 1, 2007. The ESOP allocates a certain number of shares of the Company’s common stock on an annual basis which are allocated among plan participants on the basis of eligible compensation in the year of allocation, subject to Internal Revenue Code limitations. All eligible employees, including Named Executive Officers, participate in the plan and received an allocation of common stock for 2007.
     As a newly public company, we are not permitted by our primary federal regulator (the Office of Thrift Supervision) to implement any other stock compensation plans earlier than six-months after completion of our initial public offering.
     In addition to the broad-based benefits described above, the specifically Named Executive Officers received the following fringe benefits and perquisites in 2007:
•	all Named Executive Officers may participate in a non-qualified deferred compensation plan. The plan provides restoration benefits capped under Northfield Bank’s broad-based benefits due to Internal Revenue Service salary limitations or limitations due to participation requirements under tax-qualified plans. The plan also permits elective salary and cash incentive award deferrals;

•	Messrs. Klein, Doherty, and Widmer received a monthly automobile allowance of $660;

•	all Named Executive Officers pay for and are provided with reimbursement for long-term disability insurance coverage;

•	Messrs. Alexander, Klein, Doherty, and Widmer are reimbursed for appropriate spousal expenses for attendance at business events; and

•	Messrs. Alexander, Klein, Doherty, and Widmer are provided a cellular phone allowance of $60 per month for business usage.
     The Company incurs the expense of one country club membership and related expenses for Mr. Alexander. Mr. Alexander reimburses Northfield Bank for personal expenses pertaining to club usage. In lieu of a monthly automobile allowance, Mr. Alexander receives use of an automobile (including all operating expenses) leased by Northfield Bank for business and personal use. Personal use of the automobile is reported as taxable income to Mr. Alexander. In addition, Northfield Bank pays an annual premium on a whole-life insurance policy for the benefit of Mr. Alexander.

     The Compensation Committee reviews the other components of executive compensation (broad-based benefits and executive perquisites) on an annual basis. Changes to the level or types of broad-based benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the Compensation Committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not necessarily with reference to a particular Named Executive Officer’s compensation. Decisions about these components of compensation are made without reference to the Named Executive Officers’ salary and annual cash incentives, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.
     In addition to the components of executive compensation described above, Messrs. Alexander, Klein Doherty, and Widmer are each parties to employment agreements with Northfield Bank. See “Employment Agreements” for a description of these agreements and “Potential Payments to Named Executive Officers” for information about potential payments to these individuals upon termination of their employment with Northfield Bank.
     The executive employment agreements are designed to give the Company the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to Northfield Bank’s operations. In addition, the Compensation Committee believes that the employment agreements better align the interests of the executive with those of our stockholders. The Compensation Committee believes that these agreements allow executives to more objectively evaluate opportunities for stockholders without causing undue personal financial conflicts.
     The Compensation Committee reviewed prevailing market practices, consulted with its independent compensation consultant on the competitiveness and reasonableness of the terms of the agreements, and negotiated the agreements with the assistance of outside counsel. The Compensation Committee believes such agreements are common and necessary to retain executive talent.
     The agreements are for a three-year period, are reviewed for renewal annually by the Compensation Committee of the Board of Directors, and provide for salary and incentive cash compensation payments, as well as additional post-employment benefits, primarily health benefits, under certain conditions, as defined in the employment agreements. See “Employment Agreements” for further discussion.
     Exceptions to Usual Procedures. The Compensation Committee may recommend to the full Board of Directors that they approve the payment of special cash compensation to one or more Named Executive Officers in addition to payments approved during the normal annual compensation-setting cycle. The Committee may make such a recommendation if it believes it would be appropriate to reward one or more Named Executive Officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle. The Compensation Committee did not make any such recommendation related to our Named Executive Officers for 2007.
     The Committee will make off-cycle compensation decisions and recommendations whenever a current employee is promoted to executive officer status, or an executive officer is hired. The Committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.
     Committee Actions During 2007 Affecting 2008 Compensation. In the second quarter of 2007, the Compensation Committee made a determination that our Named Executive Officers’ base salaries will remain unchanged in 2008, based upon their current role and responsibilities, until equity benefit plans (other than the ESOP) are evaluated. The Compensation Committee made this determination based upon consideration of currently available proxy and survey data provided by Pearl Meyers & Partners and the opportunity to review our current compensation components to better align the interests of management with those of stockholders, given the elements of compensation that may be available in the future. In addition, in consideration of Northfield Bank’s conversion to an Office of Thrift Supervision charter, and the elimination of the state banking regulatory limitation of cash incentive compensation for our Chief Executive Officer, the Compensation Committee reduced Mr. Alexander’s base salary to its 2006 level of $676,000. Mr. Alexander agreed to this revision and his employment agreement was modified accordingly in January 2008. In December of 2007, the Compensation Committee approved a 2008 cash incentive compensation plan, with a similar structure to our 2007 cash incentive compensation plan. The plan contains similar terms and conditions as our prior year plan with a “base award” that can be earned based upon the Company achieving at least 90% of Board approved budgeted net income before income taxes, and “individual awards” that are based on the achievement of goals aligned with the Company’s strategic objectives.
Compensation Tables
     Summary Compensation Table. The following table sets forth for the years ended December 31, 2007, and 2006, certain information as to the total remuneration we paid to Mr. Alexander, who serves as Chairman of the Board, President and Chief Executive Officer, Mr. Klein, who serves as Executive Vice President and Chief Financial Officer, and the three most highly compensated executive officers of Northfield Bancorp, Inc. or Northfield Bank other than Messrs. Alexander and Klein. The “Stock awards”, “Option awards,” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” columns have been omitted from the Summary Compensation Table because no listed individual earned any compensation during the years ended December 31, 2007 or 2006 of a type required to be disclosed in those columns.
Summary Compensation Table

					Non-equity
					incentive plan	All other
					compensation	compensation
Name and principal position	Year	Salary ($)	Bonus ($)		($)	($)(1)	Total ($)
John W. Alexander, Chairman of the	2007	750,000	—		75,000	165,896	990,896
Board, President and Chief Executive Officer	2006	676,000	—		169,000	120,212	965,212

Steven M. Klein, Executive Vice	2007	300,000	—		30,000	54,620	384,620
President and Chief Financial Officer	2006	206,700	20,670		72,345	28,388	328,103

Kenneth J. Doherty, Executive Vice	2007	280,000	—		28,000	52,276	360,276
President and Chief Lending Officer	2006	212,000	—		69,960	29,550	311,510

Michael J. Widmer, Executive Vice	2007	220,000	—		22,000	43,642	285,642
President, Operations	2006	176,200	100,000	(2)	137,670 (2)	27,749	441,619

Madeline G. Frank, Senior Vice	2007	170,000			17,000	27,824	214,824
President and Corporate Secretary	2006	156,000	—		39,000	16,181	211,181

(1)	The individuals listed in this table participate in certain medical and dental coverage plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The amount shown for each individual for the year ended December 31, 2007 includes our direct out-of-pocket costs (reduced for Mr. Alexander, in the case of the figures shown for automobiles, by the amount that we would otherwise have paid in cash reimbursements during the year for business use) for the following items:

	Mr. Alexander	Mr. Klein	Mr. Doherty	Mr. Widmer	Ms. Frank
Employer contributions to qualified and non-qualified deferred compensation plans (including 401(k), ESOP and non-qualified deferred compensation plans)	$106,965	$42,117	$39,655	$32,770	$25,305
Life insurance premiums	38,900	1,786	2,748	1,522	2,022
Long-term disability	2,419	968	903	710	497
Automobile	5,932	7,920	7,920	7,920	—
Club dues	9,625	—	—	—	—
Travel expense for spouse to accompany on business travel	1,335	1,109	330	—	—
Cell phone reimbursement	720	720	720	720	—

Total	$165,896	$54,620	$52,276	$43,642	$27,824

(2)	Mr. Widmer and Northfield Bank entered into an employment agreement on December 31, 2002 in connection with Northfield Bancorp, Inc.’s acquisition of Liberty Bancorp, Inc. and Liberty Bank. The agreement expired on December 31, 2006. The agreement provided for a fixed bonus of $100,000 for the year ended December 31, 2006 and a performance bonus of $76,000 for the year ended December 31, 2006, if the return on average assets of the acquired assets of Liberty Bancorp, Inc., as defined in the agreement, was equal to or exceeded 0.50% in 2006. The performance target was reviewed by the Chief Executive Officer in January 2007 and it was determined that the performance target was achieved. Payment of $176,000 was made in January 2007. Bonus payments made to Mr. Widmer under his 2002 employment agreement did not affect his ability to earn either a base award or individual award under our 2006 cash incentive plan.

     Plan-Based Awards. As further discussed in “—Compensation Discussion and Analysis—Assembling the Components of 2007 Compensation,” the Company maintained a plan-based cash incentive award program for its Named Executive Officers for the year ended December 31, 2007. The Company currently has no plan-based equity incentive award programs and therefore “Outstanding Equity Awards at Fiscal Year-End” and “Option Exercises and Stock Vested” tables are not presented.
     The following table sets forth for the year ended December 31, 2007 certain information as to grants of plan-based cash awards.
Grants Of Plan-Based Awards For The Year Ended December 31, 2007

		Estimated future payouts under non-equity incentive
		plan awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)
John W. Alexander	9/20/07	—	75,000	75,000
Steven M. Klein	9/20/07	—	30,000	30,000
Kenneth J. Doherty	9/20/07	—	28,000	28,000
Michael J. Widmer	9/20/07	—	22,000	22,000
Madeline G. Frank	9/20/07	—	17,000	17,000
     Nonqualified Deferred Compensation. The following table sets forth certain information with respect to our nonqualified deferred compensation plans at and for the year ended December 31, 2007.
Nonqualified Deferred Compensation At And For The Year Ended December 31, 2007

	Executive	Registrant
	contributions in	contributions in	Aggregate	Aggregate	Aggregate balance
	last fiscal year ($)	last fiscal year ($)	earnings in last	withdrawals/	at last fiscal year
Name	(1)	(1)	fiscal year ($) (2)	distributions ($)	end ($) (3)
John W. Alexander	150,000	72,911	201,251	—	1,543,569
Steven M. Klein	34,500	12,913	6,188	—	106,863
Kenneth J. Doherty	26,000	6,325	17,741	—	145,884
Michael J. Widmer	—	339	6,359	—	55,768
Madeline G. Frank	5,950	—	2,276	—	70,854

(1)	Contributions included in the “Executive contributions in last fiscal year” and the “Registrant contributions in last fiscal year” columns are included as compensation for the listed individuals in the Summary Compensation Table.

(2)	Amounts included in the “Aggregate earnings in last fiscal year” are not included as compensation for the listed individuals in the Summary Compensation Table as such earnings are not preferential or “above market.”

(3)	Amounts included in the “Aggregate balance at last fiscal year end” previously were reported as compensation for the listed individuals except to the extent that such balances reflect earnings that were not preferential or “above market.”
     Northfield Bank maintains a non-qualified deferred compensation plan to provide for the elective deferral of non-employee director fees by members of the participating Board of Directors, and the elective deferral of compensation and/or performance-based compensation payable to eligible employees of Northfield Bancorp, MHC and Northfield Bank. A designated amount of director fees, compensation and/or performance based compensation may be deferred until one of the specified events in the plan occurs, which permits all or part of the monies so deferred, together with earnings, to be distributed to participants or their beneficiaries. In addition, the plan provides eligible employees of Northfield Bank with supplemental retirement income from Northfield Bank when such amounts are not payable under the benefit and/or contribution formulas of the Retirement Plan of Northfield Bank in RSGroup Trust Company trust (the “Retirement Plan”) and/or the Northfield Bank 401(k) Savings Plan in RSGroup

Trust Company trust (the “401(k) Savings Plan”), due to reductions and other limitations imposed under the Internal Revenue Code.
     Members of the Board of Trustees of Northfield Bancorp, MHC, the Boards of Directors of Northfield Bancorp, Inc. or Northfield Bank, and certain employees are eligible to participate in the plan. Eligible trustees, directors or employees become participants upon agreeing in a written enrollment agreement to defer any portion of their trustee fees, director fees, compensation, and/or performance-based compensation. Each participant may request that his or her deferred compensation account be adjusted for gains and losses as if invested in any of the investment options deemed available by Northfield Bancorp, MHC or Northfield Bank, in their sole discretion, or alternatively, in any combination of then-available investment options. A participant may request a change to his or her investment allocation deemed available under the plan up to two times per year. In the event any participant fails to direct the investment of his or her deferred compensation account, or to the extent the employer chooses not to honor the participant’s request, the deferred compensation account will be deemed to bear interest at the rate prevailing for 30-year United States Treasury Bonds.
     With respect to amounts of deferred trustee or director fees, deferred compensation or performance-based compensation, distributions will be made under the plan in the event of the participant’s retirement, death, termination due to disability, separation from service prior to the participant’s retirement date, upon the establishment of an unforeseeable emergency, upon a change in control, or upon the attainment of a specific date of distribution, in a single lump sum or in up to 15 annual installment payments, as designated by the participant in his or her enrollment agreement. In the case of an unforeseeable emergency, the amounts distributed will not exceed the amounts necessary to satisfy the emergency plus an amount necessary to pay any taxes owed on the distribution. In the event the participant fails to designate a payment schedule on his enrollment agreement or if the entire balance credited to the participant’s account is less than $10,000, payment will be made in a single lump sum. In the event a participant dies before receiving the full amount of his benefit, the remaining amounts will be paid to the participant’s designated beneficiary according to the participant’s form of election or, if no designated beneficiary at the time of the participant’s death, to the participant’s estate in a single lump sum. Distributions to certain “specified employees” on account of their separation from service may be delayed for six months if necessary to comply with Internal Revenue Code Section 409A.
     The non-qualified deferred compensation plan also provides an additional supplemental retirement income benefit that augments the benefits paid to one former employee under the defined benefit plan of Northfield Bank that was previously terminated. The former employee’s beneficiaries are receiving benefits under this portion of the plan. No present employee and no individual listed in the Summary Compensation Table have an accrued benefit under this portion of the non-qualified deferred compensation plan.
     In addition, the non-qualified deferred compensation plan provides for benefits which supplement those paid under the 401(k) Savings Plan in the event of normal, early or postponed retirement, death or termination of service. Such benefits will be equal to the sum of: (i) the maximum amount of employer matching contributions provided to a participant each calendar year, assuming a participant’s maximum contributions, reduced by the amount of employer matching contributions made for the participant under the 401(k) Savings Plan for such year, adjusted by gains and losses; (ii) commencing January 1, 2000, the amount of employer matching contributions not credited to a participant’s 401(k) Savings Plan account as a result of an employer error, adjusted by gains and losses, if any; and (iii) the maximum amount of discretionary employer contributions that would be provided to a participant under the 401(k) Savings Plan, assuming an allocation without taking into account the limitations imposed by the Internal Revenue Code, reduced by the amount of discretionary employer contributions actually made to a participant under the 401(k) Savings Plan for each such year, adjusted by gains and losses, if any. Benefits will be equal to the value of all amounts credited to the participant’s deferral credit account, and will be payable in accordance with the participant’s enrollment agreement for deferral of compensation. In the event of a participant’s death, a single lump sum survivor’s benefit will be paid to the participant’s designated beneficiary, provided, however, if the beneficiary is the participant’s surviving spouse, such benefit may be paid in an alternative form if elected by the participant.
     The non-qualified deferred compensation plan is considered an unfunded plan for tax and Employee Retirement Income Security Act purposes. All obligations owing under the plan are payable from the general assets of Northfield Bank and Northfield Bancorp, MHC, and are subject to the claims of Northfield Bank’s or Northfield Bancorp, MHC’s creditors.
Short- and Long-Term Disability
     Named Executive Officers and certain other members of senior management at Northfield Bank will be paid their full salary for the duration of any period of short-term disability, up to 26 weeks. Senior management receives this benefit in lieu of the ability to “bank” paid time off for future use, which is only available to employees of Northfield Bank who are not senior management. With respect to long-term disability, senior management employees are required to purchase long-term disability coverage and Northfield Bank provides such persons a bonus payment in recognition of their payment of such coverage. The amount of the bonus is in the sole discretion of Northfield Bank.
Life Insurance Coverage
     Employees of Northfield Bank receive life insurance coverage of up to three times salary, if hired before January 1, 2003, and up to two times salary, if hired on or after January 1, 2003. Such life insurance coverage is generally capped at $500,000. However, in the case of senior management, such life insurance coverage is capped at $750,000.
401(k) Savings Plan
     Northfield Bank maintains the 401(k) Savings Plan, which is a tax-qualified defined contribution plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code. Salaried employees, who have completed at least one year of eligibility service, as defined in the plan, are eligible to participate in the plan. Employees who are paid on an hourly basis, employees who are paid exclusively on a commission basis, leased employees or employees covered by a collective bargaining agreement are not eligible to participate in the 401(k) Savings Plan. Eligible employees may contribute from 2% to 15% of their base salary to the 401(k) Savings Plan on a pre-tax basis each year, subject to the limitations of the Internal Revenue Code (for 2007, the limit was $15,500, exclusive of any catch-up contributions). Employees who have been making before-tax contributions for less than 36 months will receive an employer matching contribution equal to 25% of their before-tax contributions, up to the first 6% of their base salary contributed. Employees who have participated for 36 or more months will receive an employer matching contribution equal to 50% of their contribution, up to the first 6% of their base salary contributed. In addition, we may make discretionary employer contributions on behalf of eligible employees.
     Prior to July 1, 2007, the employer matching contribution for employees with less than 36 months of participation was 50% of their before-tax contributions, up to the first 6% of their base salary contributed. For those who have participated for 36 or more months the employer matching contribution was equal to 100% of their contribution, up to the first 6% of their base salary contributed.
     In connection with the adoption of the Company’s stock issuance plan, the 401(k) Savings Plan was amended to permit employees to acquire stock of Northfield Bancorp, Inc. with their account balances.
Employee Stock Ownership Plan and Trust
     We implemented an ESOP in connection with our initial stock offering. As part of the stock offering, the ESOP trust borrowed funds from Northfield Bancorp, Inc. and used those funds to purchase 1,756,279 shares of common stock of Northfield Bancorp, Inc. The collateral for the loan is the common stock purchased by the ESOP. The loan will be repaid principally from discretionary contributions made by Northfield Bank to the ESOP over a period of up to 30 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate on the loan equals the prime interest rate as of closing of the stock offering, and adjusts annually at the beginning of each calendar year. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.
     Shares released from the suspense account are allocated among ESOP participants on the basis of compensation in the year of allocation, subject to Internal Revenue Code limitations. Benefits under the plan vest at the rate of 20% per year of credited service beginning in the second year of credited service so that a participant with six years of credited service will become fully vested. Credit is given for vesting purposes to participants for years of service with Northfield Bank prior to the adoption of the plan. Credit is also given to those employees who were employed at Liberty Bank at the time of its acquisition by Northfield Bank for their years of service at Liberty Bank. A participant’s interest in his account under the plan fully vests in the event of termination of service due to a participant’s normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable generally in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. Northfield Bank’s contributions to the ESOP are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. We are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the ESOP will terminate.
Supplemental Employee Stock Ownership Plan
     In connection with our initial stock offering, Northfield Bank established the Northfield Bank Supplemental Employee Stock Ownership Plan (the “Supplemental ESOP”). The Supplemental ESOP is a benefit restoration plan that provides additional cash benefits at retirement or other termination of employment (or upon a change in control) to participants who are key employees, who are approved by the Compensation Committee and whose benefits under the tax-qualified ESOP, described above, are limited by tax law limitations applicable to tax-qualified plans. Messrs. Alexander, Klein, and Doherty are the current participants in this plan. The Supplemental ESOP credits each participant who also participates in the tax-qualified ESOP with an annual amount equal to the sum of the difference (expressed in dollars) between (a) the number of shares of common stock of Northfield Bancorp, Inc. that would have been allocated to the participant’s account in the employee stock ownership plan, but for the tax law limitations, plus earnings thereon, and (b) the actual number of shares allocated to the participant’s account in the employee stock ownership plan plus earnings thereon. In each case, the number of shares will be multiplied by the fair market value of the shares on the allocation date to determine the annual allocation amount. Each participant is permitted to make investment recommendations for the annual amount credited to his or her account among a broadly diversified group of mutual funds selected for investment by a committee appointed by Northfield Bank’s Board of Directors to administer the Supplemental ESOP. Northfield Bank has established a rabbi trust to hold assets attributable to the Supplemental ESOP to informally fund its benefit obligation. Northfield Bank, at its discretion, may account for the Supplemental ESOP solely as bookkeeping entries. Whether or not a rabbi trust is established, the participant’s account value is based on the value of the investments in which the participant invests, or is deemed to invest, his account. Benefits distributed to participants from the Supplemental ESOP will be payable, in cash, in a lump sum upon the death of the participant, the participant’s separation from service or disability (as those terms are defined in the Supplemental ESOP), or upon the occurrence of a change in control (as that term is defined in the Supplemental ESOP) of Northfield Bank or Northfield Bancorp, Inc.
Pension Benefits
     None of the individuals listed in the Summary Compensation Table had accumulated pension benefits either at or during the year ended December 31, 2007.
Employment Agreements
     Northfield Bank has entered into substantially similar employment agreements with each of Messrs. Alexander, Klein, Doherty, and Widmer. The employment agreements with Messrs. Alexander and Widmer are dated as of January 3, 2008. The original employment agreements with Messrs. Klein and Doherty are dated as of July 1, 2006, and have been subsequently renewed in accordance with the terms of the agreements. Northfield Bancorp, Inc. (formerly Northfield Holdings Corp.) is a signatory to each of the agreements for the sole purpose of guaranteeing payments thereunder. Each of these agreements has an initial term of three years. Each year, on the anniversary date of these agreements, the employment agreements renew for an additional year so that the remaining term will be three years unless notice of nonrenewal is provided to the executive prior to such anniversary date. The Compensation Committee of the Board of Directors conducts an annual performance evaluation of each executive for purposes of determining whether to renew the employment agreement. The Compensation Committee also evaluates the terms and conditions of the agreements prior to renewal, in consultation with an independent third party compensation consultant, to determine that such terms and conditions are competitive with the market for the designated positions.
     Base salaries for Messrs. Alexander, Klein, Doherty, and Widmer on December 31, 2007 were $750,000, $300,000, $280,000, and $220,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in cash incentive programs and other employee retirement benefit and fringe benefit plans applicable to executive employees. Northfield Bank also will pay or reimburse each executive for all reasonable business expenses incurred by the executive in the performance of his obligations. In addition, Northfield Bank will provide Mr. Alexander with a life insurance policy, pay or reimburse Mr. Alexander for the annual dues associated with his membership in a country club, and pay directly or reimburse Mr. Alexander for the expense of leasing an automobile and reasonable expenses associated with the use of such automobile. Each employment agreement may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits under the employment agreement for any period after termination.
     Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s employment is terminated for reasons other than “just cause” (as defined below), “disability” (as defined below), or death, or in the event the executive resigns during the term of the agreement following:
(i)	the failure to elect or reelect or to appoint or reappoint the executive to his executive position, and in the case of Mr. Alexander, the failure to nominate or re-nominate him as a director of Northfield Bank or Northfield Bancorp, Inc.;

(ii)	a material change in the nature or scope of the executive’s authority that would cause the executive’s position to become one of lesser importance;

(iii)	a relocation of the executive’s principal place of employment by more than 30 miles from designated areas;

(iv)	a material reduction in the benefits and perquisites of executive, other than a reduction in pay or benefits of all Northfield Bank employees;

(v)	the liquidation or dissolution of Northfield Bank or Northfield Bancorp, Inc. that would affect the status of the executive; or

(vi)	a material breach of the employment agreement by Northfield Bank.
     In the event any of the items above occur, the executive would be entitled to a severance payment equal to the sum of:
(a)	the executive’s earned but unpaid salary as of the date of his termination of employment;

(b)	the benefits to which he is entitled as a former employee under the employee benefit plans maintained by Northfield Bank or Northfield Bancorp, Inc.;

(c)	the remaining payments the executive would have earned if he had continued his employment with Northfield Bank for 36 months following his termination and had earned a bonus and/or incentive award in each year equal to the average bonus and/or incentive award earned over the three calendar years preceding the year in which the executive’s employment is terminated; and

(d)	the annual contributions or payments that would have been made on the executive’s behalf to any employee benefit plans as if the executive had continued his employment with Northfield Bank for 36 months following his termination of employment, based on contributions or payments made (on an annualized basis) on his date of termination.

     In the event the executive resigns in connection with or following a “change in control” (as defined below), severance benefits would be similar to those described above, except for the calculation of the bonus or incentive award which would be based on the highest annual bonus and/or incentive award earned by him in any of the three calendar years preceding the year in which the termination occurs. Payments will be made in a lump sum within 30 days after the date of termination, or, in the event Section 409A of the Internal Revenue Code, applies, no later than the first day of the seventh month following the date of termination. In addition, the executive and his family would be entitled, at no expense to the executive, to the continuation of life, medical, dental and disability coverage for 36 months following the date of termination.
     Notwithstanding the foregoing, in the event payments to the executive would result in an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, payments under the employment agreements would be reduced in order to avoid such a result.
     In the event Mr. Alexander becomes disabled, his obligation to perform services under the employment agreement will terminate and he will receive the benefits provided under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank. To the extent disability benefits for Mr. Alexander are less than his base salary on the effective date of his termination of employment, and less than 66 2/3% of his base salary after the first year following termination, he will receive a supplemental disability benefit equal to the difference between the benefits provided under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank and his base salary for one year following the date of termination, and 66 2/3% of his base salary after the first year following termination, until the earliest to occur of his death, recovery of disability or the date he attains age 65. If disability payments to Mr. Alexander are not taxable to him for federal income tax purposes, such amounts shall be tax adjusted assuming a combined federal, state and city tax rate of 38%, for purposes of determining the reduction in payments under the agreement, to reflect the tax-free nature of the disability payments. In addition, Mr. Alexander and his dependents will continue to be covered, at no cost to them, under all benefit plans, including retirement plans, life insurance plans and non-taxable medical and dental plans in which they participated prior to the occurrence of his disability, until the earliest of his recovery from disability or attaining age 65.
     The employment agreements for Messrs. Klein, Doherty, and Widmer provide that in the event of the executive’s disability, the executive’s obligation to perform services under the employment agreement will terminate, and the executive will continue to receive his then current base salary for one year. Such payment will be reduced by the amount of any short- or long-term disability benefits payable under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank. If disability payments to Messrs. Klein, Doherty, or Widmer are not subject to federal income tax, then amounts payable to the executives under the employment agreements shall be tax adjusted in a manner similar to payments to Mr. Alexander. In addition, the executive and his dependents will continue to be provided with certain medical, dental and other health benefits on the same terms as those provided prior to the executive’s termination for a period of one year.
     In the event of the executive’s death, the executive’s estate or beneficiaries will be paid the executive’s base salary for one year and will receive continued medical, dental, and other health benefits for one year on the same terms as those provided prior to the executive’s death. Upon retirement at age 65 or such later date determined by the Board of Directors, the executive will receive only those benefits to which he is entitled under any retirement plan of Northfield Bank to which he is a party.
     Upon termination of the executive’s employment other than in connection with a change in control or for cause, the executive agrees not to compete with Northfield Bank for a period of two years in any city, town or county in which the executive’s normal business office is located and Northfield Bank has an office or has filed an application for regulatory approval to establish an office.
     Under each employment agreement “Change in control” means a change in control of a nature that:
(i)	would be required to be reported in response to Item 5.01 of the current report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or

(ii)	a change in control shall be deemed to have occurred at such times as:

(a)	any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Northfield Bancorp, MHC, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Northfield Bancorp, Inc. representing 25% or more of the combined voting power of Northfield Bancorp, Inc.’s outstanding securities except for any securities purchased by Northfield Bank’s ESOP or ESOP trust; or

(b)	individuals who constitute the Board of Directors of Northfield Bancorp, Inc. (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election was approved by a vote of at least a majority of the directors shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or

(c)	a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of Northfield Bank or Northfield Bancorp, Inc. or similar transaction in which Northfield Bank or Northfield Bancorp, Inc. is not the surviving institution occurs; or

(d)	a proxy statement is distributed soliciting proxies from stockholders of Northfield Bancorp, Inc., by someone other than the current management of Northfield Bancorp, Inc., seeking stockholder approval of a plan of reorganization, merger or consolidation of Northfield Bancorp, Inc. or similar transaction with one or more corporations or financial institutions, and as a result of such proxy solicitation, a plan of reorganization, merger, consolidation or similar transaction involving Northfield Bancorp, Inc. is approved by the requisite vote of Northfield Bancorp, Inc.’s stockholders; or

(e)	a tender offer is made for 25% or more of the voting securities of Northfield Bancorp, Inc. and the stockholders owning beneficially, or of record, 25% or more of the outstanding securities of Northfield Bancorp, Inc. have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.
     A change in control shall not be deemed to have occurred in the event that:
(i)	Northfield Bancorp, Inc. sells less than 50% of its outstanding common stock in one or more stock offerings; or

(ii)	Northfield Bancorp, Inc. or Northfield Bancorp, MHC converts to stock form by reorganizing into the stock holding company structure.
     The following definitions apply to Mr. Alexander’s and Mr. Widmer’s employment agreements:
     Termination for “just cause” shall mean:
(i)	termination because of the executive’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit;

(ii)	material breach of Northfield Bank’s Code of Ethics, material violation of the Sarbanes-Oxley Act requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of Northfield Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of Northfield Bank;

(iii)	willfully engaging in actions that in the reasonable opinion of the Chief Executive Officer of Northfield Bank or the Board will likely cause substantial financial harm or substantial injury to the business reputation of Northfield Bank;

(iv)	intentional failure to perform stated duties;

(v)	willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.
     “Disability” shall be deemed to have occurred if:
(i)	the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months;

(ii)	by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months, the executive is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of Northfield Bank; or

(iii)	the executive is determined to be totally disabled by the Social Security Administration.
     The following definitions apply to Mr. Klein’s and Mr. Doherty’s employment agreements:
     Termination for “just cause” shall mean termination because of:
(i)	the executive’s being convicted of a felony or any lesser criminal offense involving moral turpitude;

(ii)	the willful commission by the executive of a criminal or other act that, in the judgment of the board of directors, would likely cause substantial economic damage to Northfield Bancorp, Inc. or Northfield Bank or substantial injury to the business reputation of Northfield Bancorp, Inc. or Northfield Bank;

(iii)	the commission by the executive of any act of fraud in the performance of his duties on behalf of Northfield Bancorp, Inc. or Northfield Bank or a material violation of Northfield Bancorp Inc.’s or Northfield Bank’s code of ethics;

(iv)	the continuing willful failure of the executive to perform his duties to Northfield Bancorp, Inc. or Northfield Bank (other than any such failure resulting from the executive’s incapacity due to physical or mental illness) after written notice thereof has been given to the executive by the board of directors (specifying the particulars thereof in reasonable detail) and the executive has been given a reasonable opportunity to be heard and cure such failure; or

(v)	an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the executive’s employment by Northfield Bancorp, Inc. or Northfield Bank.
     Termination due to “disability” means termination of the executive’s employment due to a physical or mental infirmity that impairs the executive’s ability to substantially perform his duties under the agreement and that results in executive’s becoming eligible for long-term disability benefits under a long-term disability plan of Northfield Bancorp, Inc. or Northfield Bank (or, if Northfield Bancorp, Inc. or Northfield Bank has no such plan in effect, that impairs the executive’s ability to substantially perform his duties under the agreement for a period of 180 consecutive days).

Potential Payments to Named Executive Officers
     The following table sets forth estimates of the amounts that would be payable to the listed individuals in the event of their termination of employment on December 31, 2007, under designated circumstances. The table does not include vested or accrued benefits under qualified and non-qualified benefit plans or qualified or non-qualified deferred compensation plans that are disclosed elsewhere in this proxy statement. The estimates shown are highly dependent on a variety of factors, including but not limited to the date of termination, interest rates, federal, state, and local tax rates, and compensation history. Actual payments due could vary substantially from the estimates shown. We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our executive officers would be eligible to collect the benefits shown under more than one termination scenario. If an executive officer is terminated for “just cause” as defined in the employment agreement, the Company has no contractual payment or other obligations under the employment agreement.

	Mr.	Mr.	Mr.	Mr.
	Alexander	Klein	Doherty	Widmer
Disability
Salary continuation (1)	$1,681,908	$150,419	$140,096	$109,128
Medical, dental and other health benefits (2)	165,614	12,046	12,046	12,046
Life insurance (3)	156,939	—	—	—

Total	$2,004,461	$162,465	$152,142	$121,174

Death
Salary (lump-sum payment) (4)	$750,000	$300,000	$280,000	$220,000
Medical, dental and other health benefits (4)	12,046	12,046	12,046	12,046

Total	$762,046	$312,046	$292,046	$232,046

Discharge Without Cause or Resignation With Good Reason — no Change in Control (5)
Salary (lump sum)	$2,250,000	$900,000	$840,000	$660,000
Bonus (lump sum)	482,750	213,591	167,705	141,970
Retirement contributions (lump sum)	276,387	43,549	103,185	87,579
Medical, dental and other health benefits(6)	55,241	55,241	55,241	55,241
Life insurance contributions (7)	112,500	5,546	8,533	4,726

Total	$3,176,878	$1,217,927	$1,174,664	$949,516

Discharge Without Cause or Resignation With Good Reason — Change in Control Related (8)
Salary (lump sum)	$2,250,000	$900,000	$840,000	$660,000
Bonus (lump sum)	507,000	279,045	209,880	185,010
Retirement contributions (lump sum)	276,387	43,549	103,185	87,579
Medical, dental and other health benefits	55,241	55,241	55,241	55,241
Life insurance contributions	112,500	5,546	8,533	4,726

Total	$3,201,128	$1,283,381	$1,216,839	$992,556

(1)	In the case of disability, Mr. Alexander’s contract provides for supplemental salary continuation until the earlier of: recovery from such disability, attaining age 65, or death. The reported figure above assumes salary continuation until Mr. Alexander attains the age of 65. Mr. Klein, Mr. Doherty and Mr. Widmer receive salary continuation benefits for one-year following such disability. The supplemental salary continuation contract benefit seeks to provide the executive with his base salary in the first year following disability, reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans we maintain. Mr. Alexander’s contract provides for second-year benefits and for every year thereafter, equal to 66 2/3% of his base salary. Such amounts due under the contracts are reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans on a tax-equivalent basis (assuming a 38% tax rate), if such short-term or long-term disability benefits are excludable for federal income tax purposes. Supplemental salary continuation benefits have been discounted at an annual compounding rate of 4.50% for Mr. Alexander. The figures presented for Mr. Klein, Mr. Doherty, and Mr. Widmer are presented without discount.

(2)	Mr. Alexander’s contract provides for medical, dental, and other health benefits to him and his family, at no cost to him, until Mr. Alexander recovers from such disability, or Mr. Alexander attains the age of 65. Mr. Klein’s, Mr. Doherty’s, and Mr. Widmer’s contracts provide for one year of medical, dental, and other health benefits at the same terms, including cost sharing by the executive, as provided to the executive prior to his disability. The reported figure for Mr. Alexander reflects the estimated present value of the future premium cost of such benefits, calculated utilizing substantially the same health care cost increase assumptions we use in measuring our liability for such benefits for financial statement purposes under Statement of Financial Accounting Standards No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” (“SFAS 106”). For purposes of this presentation, the estimated future costs were discounted at a 4.50% annual compounding rate. The figures presented for Mr. Klein, Mr. Doherty and Mr. Widmer are presented without discount.

(3)	Mr. Alexander’s contract provides for life insurance continuation benefits. Mr. Alexander receives an annual reimbursement for a whole-life policy premium through 2011 in the amount of $35,660. In addition, the contract provides for the continuation of group life insurance for Mr. Alexander until the earlier of: recovering from such disability or Mr. Alexander attaining the age of 65. The reported figure in the table assumes that group term life insurance benefits will continue until Mr. Alexander attains the age of 65, with an assumed annual cost increase of 4% and a present value discount rate of 4.50% annual compounding rate. The agreement in effect for Mr. Alexander provides for salary continuation at his base salary for the first year after such disability and 66 2/3% of his base salary after the first year. Such payments continue until Mr. Alexander’s death, recovery from such disability, or the date he attains age 65. The figures shown assume any amounts owed to Mr. Alexander will be reduced by applicable short-term and long-term disability payments received from insurance carriers without discount for present value. Mr. Klein, Mr. Doherty and Mr. Widmer are provided a salary continuation for the first year after such disability. The figures shown assume any amounts owed will be reduced by applicable short-term and long-term disability payments received from insurance carriers without discount for present value.

(4)	Each of the agreements provides for a lump-sum death benefit equal to one-year of base salary for each executive. The contracts also provide for the continuation of medical, dental, and other health benefits to the executive’s family for a period of one-year at the same terms and cost to the executive immediately prior to his death.

(5)	Each of the agreements provides for the lump-sum payment of: three times base salary; three times the average annual bonus/and or incentive award for three years prior to the year of termination; and the retirement contributions or payments that we would have made on the executive’s behalf, as if the executive had continued his employment for a 36-month period, based on contributions or payments made (on an annualized basis) at the date of termination. Each of the agreements limits the total payments to an executive to an amount that is one dollar less three times the executive’s “base amount” as defined in Section 280G of the Internal Revenue Code. The figures presented in the table are presented without the reduction required to satisfy this limitation.

(6)	Each agreement provides for medical, dental, and other health benefits to the executive and his family, at no cost to the executive for a period of 36 months from the date of termination. The reported figures reflect the estimated present value of the future premium cost of such benefits, calculated utilizing substantially the same health care cost increase assumptions we used in measuring our liability for such benefits for financial statement purposes under SFAS 106. For purposes of this presentation, the estimated future costs were discounted at a 4.50% annual compounding rate.

(7)	Each agreement provides for life insurance benefits to the executive and his family, at no cost to the executive for a period of 36 months from the date of termination. Mr. Alexander receives an annual reimbursement of $35,660 for a whole-life insurance policy. Mr. Alexander, Mr. Klein, Mr. Doherty, and Mr. Widmer also participate in our group life insurance plan. The reported figures in the table assume that the reimbursement to Mr. Alexander for his whole-life insurance policy will continue for a period of three years. The reported figures also include the estimated costs of group term life insurance benefits for Mr. Alexander, Mr. Klein, Mr. Doherty, and Mr. Widmer for a three year period with an assumed annual cost increase of 4% and a present value discount rate of 4.50% compounded annually.

(8)	Under each of the agreements, amounts payable under a change in control are identical to those payable for “Discharge Without Cause or Resignation With Good Reason — no Change in Control” except that payments pertaining to bonus and/or incentive awards are based upon the highest annual bonus and/or incentive award earned in any of the three years preceding the year in which the termination occurs.

AUDIT-RELATED MATTERS
Audit Committee Report
     The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:
•	monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements and systems of internal controls;

•	monitoring and overseeing the independence and performance of our external auditors, internal auditors and outsourced internal audit consultants;

•	facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and

•	maintaining oversight of the external auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors.
     In carrying out these responsibilities, the Audit Committee, among other things:
•	monitors the preparation of quarterly and annual financial reports by the Company’s management;

•	supervises the relationship between the Company and its independent registered public accountants, including: reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, and review of the Company’s internal auditing program.
     The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company’s independent registered public accountants, the Company’s internal auditors, the Company’s chief financial officer, and the Company’s general counsel, and Securities and Exchange Commission counsel.
     As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During 2007, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. The Committee’s review included discussion with the independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with the independent registered public accountants matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from KPMG LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
     In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.
     Taking all of these reviews and discussions into account, the Committee members recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

     Members of the Audit Committee are: Patrick E. Scura, Jr., who serves as Chairman; Annette Catino; Gil Chapman; and Susan Lamberti.
Policy for Approval of Audit and Permitted Non-audit Services
     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expediency is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
     All audit, audit-related, and tax fees and all other fees described below were approved either as part of our engagement of KPMG LLP or pursuant to the pre-approval policy described above. The Audit Committee concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Auditor Fees and Services
     The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for 2007 and 2006, together with fees for audit-related services and tax services rendered by KPMG LLP during 2007 and 2006.
     The aggregate fees included in the Audit Fees category were fees billed for the calendar years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Year Ended	Year Ended
	December 31,	December 31,
	2007	2006

Audit Fees	$285,000	$202,000
Audit-Related Fees	321,000	12,000
Tax Fees	80,299	38,800
All Other Fees	—	—
     Audit Fees. Audit fees of $285,000 for the year ended December 31, 2007, and $202,000 for the year ended December 31, 2006, were for professional services rendered for the audits of our consolidated financial statements, review of quarterly financial information for the third and fourth quarters of calendar 2007, and the internal control attestations required under Federal Deposit Insurance Corporation regulations for the years ended December 31, 2007 and 2006.
     Audit-Related Fees. Audit-related fees of $321,000 for the year ended December 31, 2007, were primarily for services rendered in connection with our registration statement filed for our initial stock offering. Audit-related fees in 2006 of $12,000 were for audits of subsidiaries. Such fees for 2007 and 2006 were reasonably related to the performance of the audit of and review of the financial statements and are not already reported in “Audit Fees,” above.
     Tax Fees. Tax fees of $80,299 for the year ended December 31, 2007, and $38,800 for the year ended December 31, 2006, were for services related to tax compliance and consultation.
     All Other Fees. No other fees were incurred during the years ended December 31, 2007, and 2006.

PROPOSAL I — ELECTION OF DIRECTORS
     Our Board of Directors consists of ten members. Our bylaws provide that our Board of Directors shall be divided into three classes, and one class of directors is to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the annual meeting and will serve until their successors have been elected and qualified.
     The Nominating and Corporate Governance Committee has nominated John W. Alexander, Annette Catino, and John P. Connors, Jr. to serve as directors for three-year terms. Each of the nominees is currently a member of the Board of Directors. The Board recommends a vote “FOR” each of the persons nominated by the Board of Directors.
     The table below sets forth certain information regarding the composition of our Board of Directors as of April 10, 2008, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

					Shares of
		Positions			Common Stock
		Held in Northfield	Director	Current Term	Beneficially	Percent
Name(1)	Age	Bancorp, Inc.	Since(2)	to Expire	Owned(3)	of Class
NOMINEES
John W. Alexander	58	Chairman of the Board, President and Chief Executive Officer	1997	2011	108,336(4)	*
Annette Catino	51	Director	2003	2011	41,871(5)	*
John P. Connors, Jr.	51	Director	2002	2011	12,235(6)	*
DIRECTORS CONTINUING IN OFFICE
Stanley A. Applebaum	74	Director	1982	2009	32,500(7)	*
John R. Bowen	67	Director	2003	2010	15,495(8)	*
Gil Chapman	54	Director	2005	2010	20,000(9)	*
John J. DePierro	67	Director	1984	2010	9,392(10)	*
Susan Lamberti	66	Director	2001	2009	30,000(11)	*
Albert J. Regen	70	Director	1990	2009	50,261(12)	*
Patrick E. Scura, Jr.	63	Director	2006	2009	25,000	*
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Kenneth J. Doherty	50	Executive Vice President, Chief Lending Officer	N/A	N/A	50,419(13)	*
Madeline G. Frank	63	Senior Vice President, Corporate Secretary	N/A	N/A	28,664(14)	*
Steven M. Klein	43	Executive Vice President, Chief Financial Officer	N/A	N/A	37,431(15)	*
Michael J. Widmer	48	Executive Vice President, Operations	N/A	N/A	37,991(16)	*

*	Less than 1%.

(1)	The mailing address for each person listed is 1410 St. Georges Avenue, Avenel, New Jersey 07001.

(2)	Reflects initial appointment to the Board of Directors of Northfield Bank for Directors elected prior to 2003. Each director of Northfield Bancorp, Inc. is also a trustee of Northfield Bancorp, MHC, which owns the majority of the issued and outstanding shares of common stock.

(3)	See definition of “beneficial ownership” in the table “Voting Securities and Principal Holders Thereof.”

(4)	Includes 9,130 shares held jointly with Mr. Alexander’s spouse, 18,625 shares held in Mr. Alexander’s IRA accounts, 53,445 shares held by Mr. Alexander’s spouse, 10,000 shares held in Northfield Bank’s 401(k) Plan, and 2,135.578 shares allocated to Mr. Alexander under Northfield Bank’s ESOP.

(5)	Includes 34,771 shares held jointly with Ms. Catino’s spouse, 7,000 shares held in Ms. Catino’s IRA account, and 100 shares held in Ms. Catino’s SEP account.

(6)	Includes 9,897 shares held in Mr. Connors’ IRA accounts, 1,738 shares held jointly with Mr. Connors’ spouse, and 600 shares held by Mr. Connors’ spouse.

(7)	Includes 10,000 shares held in Mr. Applebaum’s IRA account, 15,000 shares held jointly with Mr. Applebaum’s spouse, and 7,500 shares held by Mr. Applebaum’s spouse.

(8)	Includes 5,667 shares held in Mr. Bowen’s IRA account, 3,673 shares held by Mr. Bowen’s spouse, and 6,155 shares held in Northfield Bancorp Inc.’s 401(k) Plan.

(9)	All shares held jointly with Mr. Chapman’s spouse.

(10)	Includes 5,392 shares held jointly with Mr. DePierro’s spouse.

(11)	All shares held jointly with Ms. Lamberti’s spouse.

(12)	Includes 12,200 shares held jointly with Mr. Regen’s spouse and 14,682 shares held by Mr. Regen’s spouse.

(13)	Includes 18,366 shares held jointly with Mr. Doherty’s spouse, 1,549 shares held as custodian for Mr. Doherty’s child, 3,368 shares held by Mr. Doherty’s spouse, 25,000 shares held in Northfield Bank’s 401(k) Plan, and 2,135.578 shares allocated to Mr. Doherty under Northfield Bank’s ESOP.

(14)	Includes 2,050 shares held by Ms. Frank’s child, 15,000 shares held in Northfield Bank’s 401(k) Plan, and 1,613.547 shares allocated to Ms. Frank under Northfield Bank’s ESOP.

(15)	Includes 25,000 shares held in Northfield Bank’s 401(k) Plan and 2,135.578 shares allocated to Mr. Klein under Northfield Bank’s ESOP.

(16)	Includes 10,000 shares held jointly with Mr. Widmer’s spouse, 6,700 shares held by Mr. Widmer’s spouse, 4,203 shares held in Mr. Widmer’s IRA account, 15,000 shares held in Northfield Bank’s 401(k) Plan, and 2,088.118 shares allocated to Mr. Widmer under Northfield Bank’s ESOP.
     The business experience for the past five years of each of our directors is set forth below. Unless otherwise indicated, directors have held their positions for the past five years.
     John W. Alexander joined Northfield Bank in 1997, and has served as Chairman of the Board and Chief Executive Officer since 1998 and Chairman of the Board of Northfield Bancorp, Inc. since 2002. Mr. Alexander was also named President of Northfield Bank and Northfield Bancorp, Inc. in October 2006. Prior to joining Northfield Bank, Mr. Alexander was a tax partner with Price Waterhouse LLP, specializing in financial institutions.
     Stanley A. Applebaum has been a practicing attorney in the State of New York for over 47 years. Mr. Applebaum is admitted to practice in the state and federal courts of the State of New York and the Supreme Court of the United States.
     John R. Bowen served as the Chairman, President and Chief Executive Officer of Liberty Bancorp, Inc. and Liberty Bank, located in Avenel, New Jersey, from 1995 until they were acquired by Northfield Bancorp, Inc. and Northfield Bank, respectively, in 2002.
     Annette Catino has served as President and Chief Executive Officer of QualCare, Inc., Piscataway, New Jersey, a managed care organization, since 1991. Ms. Catino is a Director of Middlesex Water Company, whose stock is traded on the Nasdaq Global Select Market, and served as a Director of Liberty Bancorp, Inc. and Liberty Bank until they were acquired by Northfield Bancorp, Inc. and Northfield Bank, respectively, in 2002.
     Gil Chapman is the owner and President of Island Ford, Inc., an automobile dealership located in Staten Island, New York, and has served in that position since 1986. Prior to 1986, Mr. Chapman held key management and sales positions at the New Jersey Sports and Exposition Authority (Sports Authority) in East Rutherford, New Jersey.
     John P. Connors, Jr. is the managing partner of the law firm of Connors & Connors, P.C., located in Staten Island, New York. Mr. Connors is admitted to practice in the state and federal courts of the States of New York and New Jersey and the District of Columbia.
     John J. DePierro is an independent consultant to health care institutions, health care systems and related organizations. Prior to 2001, Mr. DePierro was the Chief Executive Officer of Sisters of Charity Health Care Systems (St. Vincent’s Catholic Medical Center).

     Susan Lamberti was an educator with the New York City public schools for over 30 years until her retirement in 2002.
     Albert J. Regen served as the President of Northfield Bank from 1990 until his retirement in September 2006.
     Patrick E. Scura, Jr. was an audit partner at KPMG LLP from 1978 until his retirement in 2005. Mr. Scura was a member of KPMG LLP’s New Jersey community banking practice, and has over 30 years experience auditing financial institutions. He is a licensed certified public accountant in the States of New York and New Jersey.
Executive Officers who are not Directors
     The business experience for the past five years of each of our executive officers other than Mr. Alexander is set forth below. Unless otherwise indicated, executive officers have held their positions for the past five years.
     Kenneth J. Doherty joined Northfield Bank in 1988, and currently serves as Executive Vice President and Chief Lending Officer.
     Madeline G. Frank joined Northfield Bank in 1983 and has served as Director of Human Resources of Northfield Bank since that time. Ms. Frank also serves as Corporate Secretary for Northfield Bancorp, Inc. and Northfield Bank.
     Steven M. Klein joined Northfield Bancorp, Inc. and Northfield Bank in March 2005 as Executive Vice President and Chief Financial Officer. Mr. Klein was an audit partner in the community banking practice of KPMG LLP from September 2003 to March 2005, and was employed by KPMG LLP beginning in 1986. Mr. Klein is a certified public accountant in the State of New Jersey.
     Michael J. Widmer has served as Executive Vice President, Operations of Northfield Bancorp, Inc, and Northfield Bank since 2002. Mr. Widmer served as the Executive Vice President and Chief Financial Officer, and as a Director, of Liberty Bancorp, Inc. and Liberty Bank, located in Avenel, New Jersey, until they were acquired by Northfield Bancorp, Inc. and Northfield Bank, respectively, in 2002.
PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     Our independent registered public accounting firm for the year ended December 31, 2007, was KPMG LLP. Our Audit Committee has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the year ending December 31, 2008, subject to the ratification of the engagement by our stockholders as required by our Bylaws. At the Annual Meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the year ending December 31, 2008. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions and to make a statement if they so desire.
     Although stockholder ratification of the independent registered public accounting firm is required by our Bylaws, even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Northfield Bancorp, Inc. and its stockholders.
     In order to ratify the selection of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2008, the proposal must receive at least a majority of the votes represented at the annual meeting, without regard to broker non-votes, in favor of such ratification.
     The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of kpmg llp as the independent registered public accounting firm for the year ending December 31, 2008.

OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
     The common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of Northfield Bancorp, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of the shares of common stock to file a Form 3, 4, or 5 on a timely basis. Based on our review of such ownership reports, we believe that no officer, director or 10% beneficial owner of Northfield Bancorp, Inc. failed to file such ownership reports on a timely basis for the year ended December 31, 2007.
Proxy Solicitation Costs
     The cost of solicitation of proxies will be borne by Northfield Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers, and regular employees may solicit proxies personally, by telegraph, telephone, or other forms of communication without additional compensation. Our Annual Report on Form 10-K for the year ended December 31, 2007, has been mailed or made available online to all stockholders of record as of April 10, 2008. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.
Other Matters
     The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Madeline G. Frank Senior Vice President, Corporate Secretary

Avenel, New Jersey
April 23, 2008

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY NORTHFIELD BANCORP, INC.		FOR ALL	WITHHOLD FOR ALL	FOR ALL EXCEPT
	ANNUAL MEETING OF STOCKHOLDERS MAY 28, 2008	1.	The election as Directors of all nominees listed below each to serve for a three-year term	☐	☐	☐

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS			John W. Alexander Annette Catino John P. Connors, Jr.

    The undersigned hereby appoints the full Board of Directors (other than those listed as nominees in this proxy), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Northfield Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314 at 10:00 a.m. (local time) on May 28, 2008. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:
INSTRUCTION: To withhold your vote for fewer than all of the nominees, vote “For All Except” and write the name of the nominee(s) on the line(s) below.

				FOR	AGAINST	ABSTAIN
		2.	The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

			PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING. è			☐

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

+	+

▲ Detach above card, sign, date and mail in postage paid envelope provided. ▲
NORTHFIELD BANCORP, INC.

     Should the above signed be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Northfield Bancorp, Inc. at the annual meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Northfield Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting.
     The above signed acknowledges receipt from Northfield Bancorp, Inc. prior to the execution of this proxy of notice of the annual meeting, audited financial statements and a proxy statement dated April 23, 2008.
     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.